Exhibit 23.1 – Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-101627 of Center Financial Corporation on Form S-8 of our report dated February 27, 2003 (March 18, 2003 as to the last paragraph of Note 11), appearing in the Annual Report on Form 10-K/A of Center Financial Corporation for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Los Angeles, California

April 25 , 2003